Exhibit 99.1
Media Contact:
Matt LoDolce
mlodolce@outbrain.com

Outbrain Acquires video intelligence AG, Expands Brand and Video Offering
Acquisition strengthens Outbrain’s video offering for media owners and advertisers;
Combines contextually matched content and in-stream video advertising for desktop, mobile and CTV
NEW YORK - November 22, 2021 -- Outbrain Inc. (Nasdaq: OB), a leading recommendation platform for the open web, announced today that it has entered a definitive agreement to acquire video intelligence AG (“vi”), a Swiss-based contextual video technology platform for digital and Connected TV media owners.
vi’s contextual and machine learning technology enables media owners to enhance user engagement and monetization by adding relevant video content to articles. It also provides advertisers with high-impact, highly viewable, brand-safe video ad inventory that drives awareness and user engagement. Working with more than 1100 media owners around the world, ranging from IDG to Der Spiegel and Funke, vi’s solution is cookieless by design. In addition, vi recently entered the CTV space partnering with several premium providers including Samsung TV+ with a unique contextual offering. In 2021, vi was awarded Best Video Platform by Digiday.
“vi fits perfectly into Outbrain’s core strategy of providing media owners with technology to enhance user engagement and monetization through relevant content and ads,” said David Kostman, Co-CEO of Outbrain. “The combination with vi will allow us to deepen our partnership with media owners, providing mid- and top-of-article video solutions. It will also expand our addressable market, introducing high-quality in-stream video inventory to support our brand advertisers. We see significant synergies between our companies and we are very excited to welcome the incredibly talented and experienced vi team to Outbrain” added Yaron Galai, Co- Founder and Co-CEO.
“We are delighted to join Outbrain, and become a core part of creating the leading video engagement platform,” said Kai Henniges, Co-Founder and CEO of vi. “Our years of video expertise and unique offering for publishers and CTV providers are a perfect addition to Outbrain’s leading market position and premium global media owner partnerships. Together we will accelerate our mission to inspire, inform and entertain users by putting video in context. We have found a great match between our companies’ cultures and we share the same vision of the future of media.”
Outbrain will acquire vi for an aggregate purchase price of approximately $55 million, funded by $46.75 million of balance sheet cash and $412,500 Outbrain shares. The transaction is expected to close in the first quarter of 2022 and is expected to be accretive in the first year. Progress Partners acted as exclusive M&A financial advisor to vi.

Forward-Looking Statements

This press release contains forward-looking statements including statements about the proposed transaction with video intelligence AG, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits from such transaction. These statements are not historical facts but rather are based on the Company's current expectations and projections regarding its business, operations and other factors relating thereto. Words such as "may," "will," "could," "would," "should," "anticipates," "predicts," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the Company to successfully or timely consummate the proposed transaction with video intelligence AG; risks relating to the uncertainty of the projected financial information with respect to video intelligence AG; risks related to the timing and achievement of expected business milestones; the risk that the proposed transaction disrupts current plans and operations of the Company and video intelligence AG as a result of the announcement and consummation of the proposed transaction; the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; and risks relating to video intelligence AG’s intellectual property portfolio. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views only as of the date of this press release. All forward-looking statements in this communication are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to update the forward- looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Outbrain

Outbrain (Nasdaq: OB) is a leading recommendation platform for the open web. Our technology enables 10 billion daily recommendations to consumers across more than 7,000 online properties and connects advertisers to these audiences to grow their business. Founded in 2006, Outbrain is headquartered in New York with offices in 18 cities worldwide.

About vi

vi is a contextual video platform. vi connect publishers, content creators and brands through video storytelling. vi brings context to videos using AI and automation to understand them and place them in proximity to other, relevant content.

Context is everything.
www.vi.ai

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